EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
California Resources Corporation:

As independent oil and gas consultants, we hereby consent to the (i) use and inclusion of references to our firm and to our letter dated February 12, 2015 (our "Letter") regarding our process review of estimated future proved reserves and income attributable to certain fee, leasehold and royalty interests and certain economic interests derived through certain contracts similar to production sharing contracts of California Resources Corporation (“CRC”) in the form and context in which they appear in this Registration Statement on Form S-4 (the “Registration Statement”) and any amendments thereto filed by CRC and the related prospectus that is a part thereof, (ii) filing of our Letter with the Securities and Exchange Commission as Exhibit 99.1 to this Registration Statement and (iii) incorporation by reference of our Letter and the information contained therein in this Registration Statement and any amendments thereto.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 26, 2015